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                                                                     Exhibit 4.3


                          Series A Warrant Certificate

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AND IS SUBJECT TO CERTAIN RESTRICTIONS AS SET FORTH IN THE RESTRUCTURING AGREEMENT DATED AS OF OCTOBER 8, 1999, AMONG THE CYPRESS GROUP L.L.C., TPG PARTNERS II, L.P., NAZEM, INC. AND GENESIS HEALTH VENTURES, INC. (THE "COMPANY"), THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.







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No.  W-_____                                               ____________ Warrants



                                SERIES A WARRANTS


                    Exercisable commencing ___________, 1999
                 Void after Expiration Time (as defined herein)

                  GENESIS HEALTH VENTURES, INC., a Pennsylvania corporation (the "Company"), hereby certifies that, for value received, ______________, or registered assigns (the "Warrantholder"), is the owner of _______________ Warrants (as defined below), each of which entitles the Warrantholder to purchase from the Company one fully paid, duly authorized and nonassessable share of Voting Common Stock, at any time from and after ____________, 1999 (the "Issue Date") and continuing up to the Expiration Time (as defined herein) at a per share exercise price determined according to the terms and subject to the conditions set forth in this certificate (the "Warrant Certificate"). The number of shares of Voting Common Stock issuable upon exercise of each such Warrant and the exercise price per share of Voting Common Stock are subject to adjustment from time to time pursuant to the provisions of Section 9 of this Warrant Certificate. The Warrants evidenced by this Warrant Certificate are part of a series of warrants to purchase up to 2,000,000 shares of Voting Common Stock (collectively, the "Warrants"), issued pursuant to a Restructuring Agreement, dated as of October 8, 1999 (as it may be amended, supplemented or otherwise modified from time to time, the "Restructuring Agreement"), among The Cypress Group L.L.C., a Delaware limited liability company, TPG Partners II, L.P., a Delaware limited partnership, Nazem, Inc., a Delaware corporation, and the Company, and are entitled to certain rights and privileges and are subject to certain restrictions set forth therein.

                  Section 1. Definitions. As used in this Warrant Certificate, the following terms shall have the meanings set forth below:

                  1.1 "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company, as amended from time to time.

                  1.2 "Board of Directors" means the board of directors of the Company.

                  1.3 "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  1.4 "Capital Stock" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) or corporate stock, and any and all rights (other any evidence of indebtedness), warrants or options exchangeable for or convertible into such corporate stock.




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                  1.5 "Closing Price" means, with respect to any security, the average of the daily closing prices of such security for the 30 Trading Day period ending on the relevant date of determination. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on The New York Stock Exchange (the "NYSE"), or, if such security is not listed or admitted to trading on the NYSE, on the American Stock Exchange, or if such security is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc., or if such security is not so quoted, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by the Company for such purposes. If such security is not so listed, quoted or traded, the closing price shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the issuer of such security.

                  1.6 "Common Stock" means the Non-Voting Common Stock or the Voting Common Stock.

                  1.7 "Company" has the meaning set forth in the preamble hereto.

                  1.8 "Constituent Person" has the meaning set forth in Section 9.3(a) hereof.

                  1.9 "Equity Securities" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

                  1.10 "Excluded Stock" means shares of Common Stock issued or reserved for issuance by the Company (a) as a stock dividend payable in shares of Common Stock, (b) upon any subdivision or split-up of the outstanding shares of Common Stock, (c) upon conversion of shares of Series H Preferred Stock or Series I Preferred Stock of the Company or
         (d) pursuant to bona fide employee benefit plans, provided, that such shares are issued for consideration equal to or greater than the fair value thereof on the date of the award.

                  1.11
         "Excluded Transaction" means (i) any underwritten public offering of Common Stock or (ii) any issuance of Common Stock solely in exchange for assets or all of the stock of another Person (whether by merger, exchange or otherwise) in a transaction in which a




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         nationally recognized investment banking firm has advised the Company that the transaction is fair and reasonable to the Company from a financial point of view.

                  1.12 "Exercise Price" has the meaning set forth in Section 8 hereof.

                  1.13 "Expiration Date" means ____________, 2009.

                  1.14 "Expiration Time" means 5:00 P.M., New York City time, on the Expiration Date.

                  1.15 "Fair Market Value" of any securities shall mean the Closing Price thereof and of any consideration, other than cash or securities, shall mean the amount which a willing buyer would pay to a willing seller in an arm's length transaction as determined by an independent investment banking or appraisal firm experienced in the valuation of such property selected in good faith by the Board of Directors.

                  1.16 "Fractional Warrant Share" means any fraction of a whole share of Voting Common Stock issued, or issuable upon, exercise of the Warrants.

                  1.17 "Issue Date" has the meaning set forth in the preamble hereto.

                  1.18 "Non-Electing Shares" has the meaning set forth in
         Section 9.3(a) hereof.

                  1.19 "Non-Voting Common Stock" means the non-voting common stock, par value $.02 per share, of the Company.

                  1.20 "NYSE" has the meaning set forth in Section 1.5 hereof.

                  1.21 "Organic Change" means, with respect to any Person, any transaction (including without limitation any recapitalization, capital reorganization or reclassification of any class or series of Equity Securities, any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale or transfer or lease of all or substantially all of the assets of such Person, but not including any stock split, combination or subdivision which is the subject of Section 9.1(c)) pursuant to which any class or series of Equity Securities of such Person is converted into the right to receive other securities, cash or other property.

                  1.22 "Person" means any individual, firm, corporation, company, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.




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                  1.23 "Restructuring Agreement" has the meaning set forth in the preamble hereto.

                  1.24 "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.25 "Trading Day" means, with respect to any security, any day on which the NYSE is open for trading, or if the shares of such security are not listed or admitted to trading on the NYSE, any day on which the principal national securities exchange or national quotation system on which the shares of such security are listed, admitted to trading or quoted is open for trading, or if the shares of such security are not so listed, admitted to trading or quoted, any Business Day.

                  1.26 "Trigger Event" has the meaning set forth in Section 9.1(a) hereof.

                  1.27 "Voting Common Stock" means the voting common stock, par value $.02 per share, of the Company.

                  1.28 "Warrant Certificate" has the meaning in the preamble hereto.

                  1.29 "Warrant Register" has the meaning set forth in Section
         2.2 hereof.

                  1.30 "Warrant Shares" means the shares of Voting Common Stock issued, or issuable upon, exercise of the Warrants.

                  1.31 "Warrantholder" has the meaning set forth in the preamble hereto.

                  1.32 "Warrants" has the meaning set forth in the preamble hereto.

                  Section 2. Transferability.

                  2.1. Registration. The Warrants shall be issued only in registered form.

                  2.2.Transfer. The Warrants evidenced by this Warrant Certificate may be sold or otherwise transferred at any time (except as such sale or transfer may be restricted pursuant to the Securities Act or any applicable state securities laws) and any such sale or transfer shall be effected on the books of the Company (the "Warrant Register") maintained at its principal executive offices upon surrender of this Warrant Certificate for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant certificate or certificates in appropriate denominations to the Person or Persons entitled thereto.




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                  Section 3. Exchange of Warrant Certificate. Any Warrant
certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the Person entitled thereto a new Warrant certificate or certificates as so requested.

                  Section 4. Term of Warrants; Exercise of Warrants.

                  4.1.Duration of Warrants. On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, at any time and from time to time after the Issue Date and before the Expiration Time. If the Warrants evidenced hereby are not exercised by the Expiration Time, they shall become void, and all rights hereunder shall thereupon cease.

                  4.2. Exercise of Warrant.

                           (a) On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, by presentation and surrender to the Company of this Warrant Certificate together with the attached Election to Exercise duly filled in and signed, and accompanied by payment to the Company of the Exercise Price for the number of Warrant Shares specified in such Election to Exercise. Payment of the aggregate Exercise Price shall be made in cash in an amount equal to the aggregate Exercise Price.

                           (b) On the terms and subject to the conditions set forth in this Warrant Certificate, upon such presentation and surrender of this Warrant Certificate and payment of such aggregate Exercise Price as set forth in paragraph (a) of this Section 4.2, the Company shall promptly issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the specified number of duly authorized, fully paid and nonassessable Warrant Shares issuable upon exercise, and shall deliver to the Warrantholder cash, as provided in Section 10 hereof, with respect to any Fractional Warrant Shares otherwise issuable upon such surrender. In the event that the Warrants evidenced by this Warrant Certificate are exercised in part prior to the Expiration Time, the Company shall issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) evidencing any remaining unexercised Warrants.

                           (c) Each Person in whose name any certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the




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         Warrant Shares represented thereby on the first date on which both the
         Warrant certificate evidencing the respective Warrants was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate.

                  Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant Certificate or certificates representing such shares or securities (other than income taxes imposed on the Warrantholder); provided that the Company shall not be required to pay any such tax or other charge that may be imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares or other securities or property, or payment of cash, to any Person other than the holder of the Warrant certificate surrendered upon exercise, and in case of any such tax or charge, the Company shall not be required to issue any security or property or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or charge is payable.

                  Section 6. Mutilated or Missing Warrant. If any Warrant certificate is lost, stolen, mutilated or destroyed, the Company shall issue in exchange and substitution for any mutilated Warrant certificate upon surrender and cancellation of such mutilated Warrant certificate, or in lieu of and substitution for any Warrant certificate lost, stolen or destroyed upon receipt of a proper affidavit or other evidence reasonably satisfactory to the Company and bond of indemnity in form and amount and with corporate surety reasonably satisfactory to the Company protecting the Company, a new Warrant certificate of like tenor and representing an equivalent number of Warrants as the Warrant certificate so lost, stolen, mutilated or destroyed. Any such new Warrant certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant certificate shall be at any time enforceable by anyone. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe. All Warrant certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

                  Section 7. Reservation of Shares. The Company hereby agrees that there shall be reserved for issuance and delivery upon exercise of the Warrants evidenced by this Warrant Certificate, free from preemptive rights, the number of shares of authorized but unissued shares of Voting Common Stock as shall be required for issuance or delivery upon exercise of all of the Warrants evidenced by this Warrant Certificate. The Company further agrees that it will not, by amendment of the Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the




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covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, the Company agrees that before taking any action which would cause an adjustment reducing the Exercise Price below the then-par value of Warrant Shares issuable upon exercise hereof, the Company shall from time to time take all such action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Voting Common Stock at the Exercise Price as so adjusted.

                  Section 8. Exercise Price. The price per share (the "Exercise Price") at which Warrant Shares shall be purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be $5.00, subject to adjustment pursuant to Section 9 hereof.

                  Section 9. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate and the Exercise Price thereof shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

                  9.1. Adjustments to Exercise Price. The Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Common Stock Issued at Less Than the Closing Price. If the Company shall issue any Common Stock, other than Excluded Stock or Common Stock issued in an Excluded Transaction, without consideration or for a consideration per share less than the Closing Price immediately prior to such issuance, the Exercise Price in effect immediately prior to each such issuance shall immediately (except as provided below) be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction (1) the numerator of which shall be the sum of (A) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately prior to such issuance and (B) the number of shares of Voting Common Stock and Non-Voting Common Stock that the aggregate consideration, if any, received by the Company upon such issuance, would purchase at such Closing Price and (2) the denominator of which shall be the total number of shares of Voting Common Stock and Non-Voting Common Stock outstanding immediately after such issuance.

                           For purposes of any adjustment of the Exercise Price pursuant to this subsection (a), the following provisions shall be applicable.

                                    (i) Cash. In the case of the issuance of
                  Common Stock for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such shares before deducting therefrom any discounts, commissions, taxes or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.




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                                    (ii) Consideration Other Than Cash. In the
                  case of the issuance of shares of any class of Common Stock (otherwise than upon conversion of shares of Capital Stock of the Company) for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof, irrespective of any accounting treatment.

                                    (iii) Options and Convertible Securities. In
                  the case of the issuance of (x) options, warrants or rights to purchase or acquire Common Stock (whether or not at the time exercisable) (but any adjustment pursuant to this provision shall be made only to the extent any adjustment shall not have been made pursuant to Section 9(d)(iv) hereof), (y) securities by their terms convertible into or exchangeable for Common Stock (whether or not at the time so convertible or exchangeable) or (z) options, warrants or rights to purchase such convertible or exchangeable securities (whether or not at the time exercisable),

                                            (A) the aggregate maximum number of
                  shares of Common Stock deliverable upon exercise of such options, warrants or rights to purchase or acquire Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the price (determined in the manner provided in the immediately preceding subclauses (i) and (ii) of this Section 9.1(a)), if any, received by the Company upon the issuance of such options, warrants or rights plus the minimum purchase price provided in such options, warrants or rights for the shares of Common Stock covered thereby,

                                            (B) the aggregate maximum number of
                  shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options, warrants or other rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options, warrants or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities or options, warrants or rights (excluding any cash received on account of accrued interest or dividends), plus the additional consideration (determined in the manner provided in the immediately preceding subclauses (i) and (ii) of this Section 9.1(a)), if any, to be received by the Company upon the conversion or exchange of such securities, or upon the exercise of any related options, warrants or rights to purchase or acquire such convertible or exchangeable securities and the subsequent conversion or exchange thereof,




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                                            (C) on any change in the number of
                  shares of Common Stock deliverable upon exercise of any such options, warrants or rights or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion or exchange (but excluding any change resulting solely from the operation of the anti-dilution provisions thereof if, and only if, such anti-dilution provisions would not require an adjustment to the exercise price or conversion price thereof in the event of any change to the Exercise Price pursuant to the provisions of this
                  Section 9.1), the Exercise Price as then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights not exercised prior to such change, or of such convertible or exchangeable securities not converted or exchanged prior to such change, upon the basis of such change,

                                            (D) on the expiration or
                  cancellation of any such options, warrants or rights that are unexercised, or the termination of the right to convert or exchange such convertible or exchangeable securities, if the Exercise Price shall have been adjusted upon the issuance thereof, the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such options, warrants or rights or such convertible or exchangeable securities on the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options, warrants or rights, or upon the conversion or exchange of such convertible or exchangeable securities and

                                            (E) if the Exercise Price shall have
                  been adjusted upon the issuance of any such options, warrants or rights or convertible or exchangeable securities, no further adjustment of the Exercise Price shall be made for the actual issuance of Common Stock upon the exercise, conversion or exchange thereof.

                  (b) Excluded Stock. All shares of Excluded Stock which the Company has reserved for issuance shall be deemed to be outstanding for all purposes of computations under Section 9.1(a) hereof.

                  (c) Stock Dividends, Subdivisions, Reclassifications or Combinations. If the Company shall declare a dividend or make a distribution on the Common Stock in shares of Common Stock, then the Exercise Price in effect at the time of the record date for such dividend shall immediately be reduced to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding at the close of business on such record date and (ii) the denominator of which shall be the sum of such number of shares of Voting Common Stock and Non-Voting Common Stock outstanding




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         and the total number of shares of Voting Common Stock and Non-Voting
         Common Stock constituting such dividend or distribution. If the Company shall split, subdivide or reclassify (including by way of merger, consolidation or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such split, subdivision or reclassification becomes effective shall immediately be proportionately reduced, and, conversely, if the Company shall combine or reclassify (including by way of merger, consolidation or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall immediately be proportionately increased. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

                  (d) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of (i) shares of any class other than the Common Stock, (ii) evidences of indebtedness of the Company or any subsidiary,
         (iii) assets or other property, including but not limited to, securities issued by subsidiaries or others (excluding regular cash dividends, and dividends or distributions referred to in Section 9.1(c) hereof), or (iv) options, warrants or other rights, in each such case the Exercise Price in effect immediately prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date multiplied by the Exercise Price per share of Voting Common Stock on such record date, less (2) the Fair Market Value of such shares or evidences of indebtedness, assets, property, options, warrants or rights to be so distributed, by (y) the number of shares of Voting Common Stock and Non-Voting Common Stock outstanding on such record date. Such adjustment shall be made successively whenever such a record date is fixed. Rights (including, without limitation, those to be issued pursuant to, and in accordance with, the Rights Agreement, dated as of April 20, 1995, between the Company and Mellon Securities Trust Company, as Rights Agent) issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Warrants evidenced by this Warrant Certificate, in each case in clauses (A) through (C) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this paragraph not be deemed issued until the occurrence of the earliest Trigger Event.

                  (e) Minimum Adjustment Requirement. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least $0.01 in the




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






         Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this subsection (e) shall be carried forward and taken into account in any subsequent adjustment. In case the Company shall at any time issue shares of Common Stock by way of dividend on any stock of the Company or split, subdivide or reclassify the outstanding shares of any class of Common Stock, or combine the outstanding shares of Common Stock, said amount of $0.01 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this subsection (g)) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a split, subdivision or reclassification or stock dividend so as appropriately to reflect the same.

                  (f) Calculations. All calculations under this Section 9.1 shall be made to the nearest $0.01 or to the nearest one ten thousandth of a share, as the case may be.

                  (g) Certificate. Whenever an adjustment in the Exercise Price is made as required or permitted by the provisions of this Section 9.1, the Company shall promptly prepare a certificate of an authorized officer of the Company setting forth (i) the adjusted Exercise Price as provided in this Section 9.1 and a brief statement of the facts requiring such adjustment and the computation thereof and (ii) the number of shares of Voting Common Stock (or portions thereof) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price in accordance with Section 9.2 hereof and the record date therefor, and promptly after preparing such certificate shall mail or cause to be mailed a notice of such adjustment to each Warrantholder at his or her last address as the same appears on the Warrant Register.

                  (h) Notice. In case:

                           (i) the Company shall declare any dividend or any
                  distribution of any kind or character (whether in cash, securities or other property) on or in respect of shares of any class of Common Stock or to the shareholders of the Company (in their capacity as such), excluding any regular periodic cash dividend paid out of current or retained earnings (as such terms are used in generally accepted accounting principles); or

                           (ii) the Company shall authorize the granting to the
                  holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock or of any other right; or

                           (iii) of any reclassification of shares of any class
                  of Common Stock (other than a split, subdivision or combination of outstanding shares of any class of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                           (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then the Company shall cause to be mailed to the Warrantholders, at their last addresses as they shall appear upon the Warrant Register, at least ten days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange shares of any class of Common Stock for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                  (i) Section 305. Anything in this Section 9.1 to the contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by this Section 9.1, as it in its discretion shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its shareholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

                  (j) When Adjustment Not Required. If the Company shall take a record of the holders of any class of Common Stock for purposes of taking any action that requires an adjustment of the Exercise Price under this Section 9, and shall, thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  9.2.Adjustment to Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 9.1 hereof, the number of Warrant Shares purchasable upon exercise of a Warrant outstanding prior to the effectiveness of such adjustment shall be adjusted to the number, calculated to the nearest one-hundredth of a share, obtained by (a) multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon the exercise of a Warrant by the Exercise Price in effect prior to such adjustment and (b) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

                  9.3.     Organic Change.

                  (a) Company Survives. Upon the consummation of an Organic Change (other than a transaction in which the Company is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms of the Warrant Certificates shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise of Warrants following the consummation of such Organic Change, the Warrantholders of such Warrants shall have the right to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change, assuming such holder of Warrant Shares (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which a sale, transfer or lease of all or substantially all of the assets of the Company was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person, and (ii) failed to exercise his rights of election, if any, as to the kind and amount of securities, cash and other property receivable upon such Organic Change (provided that if the kind and amount of securities, cash and other property receivable upon such Organic Change is not the same for each share of Common Stock held immediately prior to such Organic Change by Persons others than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Shares"), then for the purpose of this subsection (a) the kind and amount of securities, cash and other property receivable upon such Organic Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); provided, however, that no adjustment shall be made as a result of such Organic Change to the Exercise Price or the number of Warrant Shares notwithstanding any provision of Section 9 hereof unless any event requiring any such adjustment shall have occurred or shall occur prior to, upon or after such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms of the Warrant Certificates shall remain in full force and effect following such an Organic Change. The provisions of this Section 9.3(a) shall similarly apply to successive Organic Changes.

                  (b) Company Does Not Survive. The Company shall not enter into an Organic Change that is a transaction in which the Company is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities to each Warrantholder, without payment of any additional consideration therefor, with terms that provide that upon the exercise of the Warrants, the Warrantholders of such Warrants shall have the right to purchase only the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change, assuming such holder of Warrant Shares (i) is not a Constituent Person or an affiliate of a Constituent Person and

         (ii) failed to exercise his rights of election, if any, as to the kind and amount of securities, cash and other property receivable upon such Organic Change (provided that if the kind and amount of securities, cash and other property receivable upon such Organic Change is not the same for each Non-Electing Share, then for the purpose of this subsection (b) the kind and amount of securities, cash and other property receivable upon such Organic Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); provided, however, that no adjustment shall be made as a result of such Organic Change to the Exercise Price or the number of Warrant Shares notwithstanding any provision of Section 9 hereof unless any event requiring any such adjustment shall have occurred or shall occur prior to, upon or after such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in
         Section 9.1 hereof.

                  9.4. Statement on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 9.1 or
Section 9.2 hereof, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant Certificate.

                  Section 10. Fractional Interests. The Company shall not be required to issue Fractional Warrant Shares on the exercise of the Warrants evidenced by this Warrant Certificate. If any Fractional Warrant Share would, but for the provisions of this Section 10, be issuable on the exercise of the Warrants evidenced by this Warrant Certificate (or specified portions thereof), the Company shall pay an amount in cash equal to the fraction of a Warrant Share represented by such Fractional Warrant Share multiplied by the Closing Price on the day of such exercise.

                  Section 11. No Rights as Shareholder. Nothing in this Warrant Certificate shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter.

                  Section 12. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

                  Section 13. Governing Law; Etc. The validity, construction and performance of this Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of New York without reference to its conflict of laws rules. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, if to (i) the Company, at 148 West State Street, Kennett Square, Pennsylvania 19348, Attention: General Counsel, or at such other address specified by the

Company in writing to the Warrantholder, and (ii) any Warrantholder, at the address of such Warrantholder specified in the Warrant Register. The foregoing shall not limit the rights of any party hereto to serve process in any other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

                  Section 14. Benefits of this Agreement. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of this ____th day of ______________, 1999.

                                        GENESIS HEALTH VENTURES, INC.


                                        By:


                                        Name:


                                        Title:










Attest:

------------------------------

                              ELECTION TO EXERCISE
                   (To be executed upon exercise of Warrants)


                        To GENESIS HEALTH VENTURES, INC.:



         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _________ Warrant Shares, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash in the amount of $_________.


         Please issue a certificate or certificates for such Warrant Shares in the name of, and pay any cash for any Fractional Warrant Shares to (please print name address and social security or other identifying number)*:

         Name:


         Address:



--------
 * The Warrant Certificate contains restrictions on the sale and other transfer of the Warrants evidenced by such Warrant Certificate.

         Soc. Sec.:

AND, if said number of Warrant Shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Warrant Shares purchasable thereunder rounded up to the next higher whole number of Warrant Shares.


                                                              Signature:**



--------
** The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                 ASSIGNMENT FORM

(To be signed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto



          (Name and Address of Assignee must be Printed or Typewritten)


Warrants to purchase ___________________ Warrant Shares of the Company, evidenced by the within Warrant Certificate hereby irrevocably constituting and appointing __________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:___________________________, ____



                                        ______________________________
                                        Signature of Registered Holder

                                        ______________________________
Signature Guaranteed:                   Signature of Guarantor



--------
* The above signature should correspond exactly with the name on the face of this Warrant Certificate.

                                        1